UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2006

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Description of Capital Stock

General

The authorized capital stock of Kreisler Manufacturing Corporation (the "Company") consists of 6,000,000 shares of Common Stock, par value $0.125 per share. As of December 19, 2006, 1,833,281 shares of Common Stock were outstanding.

The following summary of the terms of the Company's Common Stock is not intended to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and is qualified by reference to Certificate of Incorporation, as amended (the "COI"), and the Bylaws (the "Bylaws") of the Company.

Voting Rights

The holders of Common Stock are entitled to one vote for each outstanding share of Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights

The holders of Common Stock are entitled to receive ratable dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of the Company's assets or funds legally available for such dividends or distributions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company's affairs, holders of the Company's Common Stock would be entitled to share ratably in the Company's assets that are legally available for distribution to stockholders after payment of liabilities.

Conversion, Redemption and Preemptive Rights

Holders of Common Stock have no conversion, redemption, preemptive, subscription or similar rights.

Provisions that May Have an Anti-Takeover Effect

The Company's COI and Bylaws contain certain provisions that may be viewed as anti-takeover measures delaying or preventing the change in control of the Company. For instance, as of December 19, 2006, there were 4,008,052 shares of Common Stock available for future issuances of Common Stock in accordance with the COI. The issuance of shares of Common Stock could be used to deter or prevent a change of control of the Company through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. In addition, the Bylaws provide that special meetings of stockholders may be called by the Board of Directors, chairman of the Board of Directors, president, or by one or more stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the particular meeting, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: December 19, 2006	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer